EXHIBIT 11.1

                    NU-KOTE HOLDING, INC. AND SUBSIDIARIES
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                     FOR THE THREE MONTHS ENDED
                                                     --------------------------
                                                     DECEMBER 27,  DECEMBER 29,
                                                         1996          1995
                                                     ------------  ------------
PRIMARY
-------
  Shares outstanding:
    Weighted average number of shares outstanding       21,775        21,603

    Net effect of dilutive stock options (1)                           1,047
                                                       -------       -------

                                                        21,775        22,650
                                                       -------       -------
                                                       -------       -------

  Net income (loss)                                    $(4,029)      $ 2,020
                                                       -------       -------
                                                       -------       -------

  Net income (loss) per common share                   $ (0.19)      $  0.09
                                                       -------       -------
                                                       -------       -------

FULLY DILUTED
-------------
  Shares outstanding:
    Weighted average number of shares outstanding       21,775        21,603

    Net effect of dilutive stock options (1)                           1,090
                                                       -------       -------

                                                        21,775        22,693
                                                       -------       -------
                                                       -------       -------

  Net income (loss)                                    $(4,029)      $ 2,020
                                                       -------       -------
                                                       -------       -------

  Net income (loss) per common share                   $ (0.19)      $  0.09
                                                       -------       -------
                                                       -------       -------

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EXHIBIT 11.1 (CONTINUED)


                    NU-KOTE HOLDING, INC. AND SUBSIDIARIES
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)


                                                     FOR THE NINE MONTHS ENDED
                                                     --------------------------
                                                     DECEMBER 27,  DECEMBER 29,
                                                         1996          1995
                                                     ------------  ------------
PRIMARY
-------
  Shares outstanding:
    Weighted average number of shares outstanding       21,764        21,498

    Net effect of dilutive stock options (1)                             964
                                                       -------       -------

                                                        21,764        22,462
                                                       -------       -------
                                                       -------       -------

  Net income (loss)                                    $(4,566)      $ 8,756
                                                       -------       -------
                                                       -------       -------

  Net income (loss) per common share                   $ (0.21)      $  0.39
                                                       -------       -------
                                                       -------       -------

FULLY DILUTED
-------------
  Shares outstanding:
    Weighted average number of shares outstanding       21,764        21,498

    Net effect of dilutive stock options (1)                           1,089
                                                       -------       -------

                                                        21,764        22,587
                                                       -------       -------
                                                       -------       -------

  Net income (loss)                                    $(4,566)      $ 8,756
                                                       -------       -------
                                                       -------       -------

  Net income (loss) per common share                   $ (0.21)      $  0.39
                                                       -------       -------
                                                       -------       -------

----------------------
(1) The net effects for the three and nine month periods ended December 29, 1995 are based upon the treasury stock method using average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully diluted amounts. For the three and nine month periods ended December 27, 1996 stock options are not considered as those periods resulted in net losses, making the stock options anti-dilutive.